Exhibit 99.3

THE E.W. SCRIPPS COMPANY
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On May 1, 2019, Scripps acquired 15 television stations from Cordillera Communications, LLC ("Cordillera") pursuant to the purchase agreement dated as of October 27, 2018. Cordillera was a wholly owned subsidiary of EPI Preferred, LLC ("EPI") and comprised substantially all of the key operating assets of EPI. The following unaudited pro forma combined financial statements are based on our historical consolidated financial statements and the acquired stations historical consolidated financial statements as adjusted to give effect to the May 1, 2019 acquisition of the stations. The unaudited pro forma combined balance sheet data as of March 31, 2019, gives effect to the consummation of the transaction as if it had occurred on March 31, 2019. The unaudited pro forma combined results of operations data for the three months ended March 31, 2019 and for the year ended December 31, 2018, give effect to the consummation of the transaction as if it occurred on January 1, 2018.
Scripps and EPI have different fiscal years. Scripps’ fiscal year ends on December 31, whereas EPI’s fiscal year ended on September 30. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 combines Scripps’ year ended December 31, 2018 with EPI’s year ended September 30, 2018. The unaudited pro forma combined statement of operations for the year end December 31, 2018 has been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X. The unaudited pro forma combined balance sheet information combines Scripps’ unaudited March 31, 2019 balance sheet with EPI’s unaudited March 31, 2019 balance sheet. The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the merger transactions, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the operating results of the combined company.
The unaudited pro forma combined statements of operations were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Scripps considered as the accounting acquirer. Accordingly, consideration paid by Scripps to complete the acquisition has been allocated to identifiable assets and liabilities of the acquired Cordillera stations based on estimated fair values as of the closing date of the acquisition. Management made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma combined financial information in the Current Report on Form 8-K/A. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from May 1, 2019.
The unaudited pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2019

(In thousands, except per share data)	Scripps Historical (Note 1)	EPI Preferred Historical (Note 1)	Excluded EPI Tucson Station	Pro Forma Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$14,402	$3,687	$(1)	$19,409	4(a)	$37,497
Cash restricted for pending acquisition	—	—	—	240,000	4(a)	$240,000
Accounts and notes receivable, less allowances	277,528	32,369	(4,565)	(461)	4(b)	304,871
Programming	51,120	1,526	(130)	—		52,516
FCC repack receivable	23,762	656	—	—		24,418
Miscellaneous	30,687	2,937	(221)	(1,005)	4(b)	32,398
Total current assets	397,499	41,175	(4,917)	257,943		691,700
Investments	7,276	—	—	—		7,276
Property and equipment	254,935	36,567	(3,987)	18,222	4(b)	305,737
Operating lease right-of-use asset	43,608	—	—	4,667	4(c)	48,275
Goodwill	852,362	52,534	—	222,143	4(b)	1,127,039
Other intangible assets	495,440	87,756	(107)	112,451	4(b)	695,540
Programming (less current portion)	95,947	—	—	—		95,947
Deferred income taxes	9,857	—	—	—		9,857
Miscellaneous	16,992	24	(5)	—		17,011
Total Assets	$2,173,916	$218,056	$(9,016)	$615,426		$2,998,382
Liabilities and Equity
Current liabilities:
Accounts payable	$32,230	$2,057	$(120)	$(532)	4(b)	$33,635
Unearned revenue	8,120	—	—	—		8,120
Current portion of long-term debt	3,000	2,500	—	5,150	4(d)	10,650
Accrued liabilities:
Employee compensation and benefits	22,529	4,722	(594)	(3,593)	4(b)	23,064
Income taxes payable	—	3,977	—	(3,977)	4(b)	—
Programming liability	60,043	1,532	(130)	—		61,445
Miscellaneous	42,913	14,625	(1,350)	(7,442)	4(b)	48,746
Other current liabilities	29,081	—	—	280	4(c)	29,361
Total current liabilities	197,916	29,413	(2,194)	(10,114)		215,021
Long-term debt (less current portion)	685,317	45,332	—	757,642	4(d)	1,488,291
Deferred income taxes	22,061	19,527	—	(19,527)	4(b)	22,061
Operating lease liabilities	37,294	—	—	4,387	4(c)	41,681
Other liabilities (less current portion)	313,955	—	—	—		313,955
Total Liabilities	1,256,543	94,272	(2,194)	732,388		2,081,009
Equity:
Preferred stock
Common stock:
Class A	689					689
Voting	119					119
Total common stock	808	—	—	—		808
Additional paid-in capital	1,108,585					1,108,585
Accumulated deficit	(97,083)					(97,083)
Accumulated other comprehensive loss, net	(94,937)					(94,937)
Total equity attributable to E.W. Scripps	917,373	29,953	(6,822)	(23,131)	4(b)	917,373
Noncontrolling interest	—	93,831	—	(93,831)	4(b)	—
Total equity	917,373	123,784	(6,822)	(116,962)	4(b)	917,373
Total Liabilities and Equity	$2,173,916	$218,056	$(9,016)	$615,426		$2,998,382

The E.W. Scripps Company
Unaudited Pro Forma Combined Statements of Operations
For the Year Ended December 31, 2018

(in thousands, except per share data)	Scripps Historical (Note 1)	EPI Preferred Historical (Note 1)	Excluded EPI Tucson Station	Pro Forma Adjustments		Pro Forma Combined

Operating Revenues:
Advertising	$836,049	$133,271	$(15,543)	$—		$953,777
Retransmission and carriage	304,402	46,256	(7,227)	(2,000)	3(a)	341,431
Other	67,974	2,033	(103)	—		69,904
Total operating revenues	1,208,425	181,560	(22,873)	(2,000)		1,365,112
Costs and Expenses:
Employee compensation and benefits	394,029	69,042	(7,886)	—		455,185
Programming	350,753	30,908	(4,431)	—		377,230
Impairment of programming assets	8,920	—	—	—		8,920
Other expenses	246,487	29,262	(3,257)	—		272,492
Acquisition and related integration costs	4,124	—	—	(1,277)	3(b)	2,847
Restructuring costs	8,911	—	—	—		8,911
Total costs and expenses	1,013,224	129,212	(15,574)	(1,277)		1,125,585
Depreciation, Amortization, and (Gains) Losses:
Depreciation	34,641	5,978	(534)	2,365	3(c)	42,450
Amortization of intangible assets	29,346	155	(10)	9,515	3(d)	39,006
Losses (gains), net on disposal of property, plant and equipment	1,255	—	—	—		1,255
Net depreciation, amortization, and losses (gains)	65,242	6,133	(544)	11,880		82,711
Operating income	129,959	46,215	(6,755)	(12,603)		156,816
Interest expense	(36,184)	(1,850)	—	(40,750)	3(e)	(78,784)
Defined benefit plan expense	(19,752)	—	—	—		(19,752)
Miscellaneous, net	152	(378)	—	(1,157)	3(f)	(1,383)
Income from continuing operations before income taxes	74,175	43,987	(6,755)	(54,510)		56,897
Provision (benefit) for income taxes	18,098	(7,443)	(1,723)	4,800	3(g)	13,732
Income from continuing operations, net of tax	56,077	51,430	(5,032)	(59,310)		43,165
Loss from discontinued operations, net of tax	(36,328)	—	—	—		(36,328)
Net income (loss) attributable to noncontrolling interest	(632)	40,541	(4,000)	(36,541)		(632)
Net income (loss) attributable to Scripps shareholders	$20,381	$10,889	$(1,032)	$(22,769)		$7,469
Income from continuing operations per share of common stock:
Basic	$0.69					$0.54
Diluted	$0.68					$0.53

Weighted average shares outstanding:
Basic	81,369					81,369
Diluted	81,927					81,927

The E.W. Scripps Company
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Three Months Ended March 31, 2019

(in thousands, except per share data)	Scripps Historical (Note 1)	EPI Preferred Historical (Note 1)	Excluded EPI Tucson Station	Pro Forma Adjustments		Pro Forma Combined

Operating Revenues:
Advertising	$174,241	$26,558	$(3,068)	$—		$197,731
Retransmission and carriage	87,283	13,541	(2,038)	(750)	3(a)	98,036
Other	30,639	514	(26)	—		31,127
Total operating revenues	292,163	40,613	(5,132)	(750)		326,894
Costs and Expenses:
Employee compensation and benefits	110,203	16,559	(1,982)	—		124,780
Programming	97,995	9,317	(1,306)	—		106,006
Other expenses	61,442	6,906	(698)	—		67,650
Acquisition and related integration costs	3,480	—	—	(185)	3(b)	3,295
Restructuring costs	938	—	—	—		938
Total costs and expenses	274,058	32,782	(3,986)	(185)		302,669
Depreciation, Amortization, and (Gains) Losses:
Depreciation	8,975	1,654	(132)	591	3(c)	11,088
Amortization of intangible assets	8,817	17	(1)	2,399	3(d)	11,232
Losses (gains), net on disposal of property, plant and equipment	173	—	—	—		173
Net depreciation, amortization, and losses (gains)	17,965	1,671	(133)	2,990		22,493
Operating income	140	6,160	(1,013)	(3,555)		1,732
Interest expense	(8,916)	(985)	—	(10,515)	3(e)	(20,416)
Defined benefit plan expense	(1,572)	—	—	—		(1,572)
Miscellaneous, net	(800)	(442)	2	—		(1,240)
Income from continuing operations before income taxes	(11,148)	4,733	(1,011)	(14,070)		(21,496)
Provision (benefit) for income taxes	(4,334)	132	(258)	(2,500)	3(g)	(6,960)
Income from continuing operations, net of tax	(6,814)	4,601	(753)	(11,570)		(14,536)
Net income (loss) attributable to noncontrolling interest	—	4,069	(700)	(3,369)		—
Net income (loss) attributable to Scripps shareholders	$(6,814)	$532	$(53)	$(8,201)		$(14,536)
Income from continuing operations per share of common stock:
Basic	$(0.08)					$(0.18)
Diluted	$(0.08)					$(0.18)

Weighted average shares outstanding:
Basic	80,673					80,673
Diluted	80,673					80,673

The E.W. Scripps Company
Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation
The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of Scripps and the acquired Cordillera television stations (reported within the parent entity, EPI Preferred, LLC ). The unaudited pro forma combined balance sheet as of March 31, 2019 gives effect to the acquisition as if it had occurred on March 31, 2019. The unaudited pro forma combined statement of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 gives effect to the acquisition as if it had occurred on January 1, 2018.
The historical consolidated financial statements have been adjusted in the unaudited pro forma combined statements of operations to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.
Scripps has a different fiscal year end than EPI. Because the difference between Scripps’ and EPI’s fiscal year end dates is less than 93 days, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was prepared using Scripps’ audited consolidated statement of operations for the year ended December 31, 2018 and EPI’s audited consolidated statement of operations for the year ended September 30, 2018, as permitted under Rule 11-02 of Regulation S-X.
The unaudited pro forma combined statement of operations are based on a preliminary purchase price allocation, provided for illustrative purposes only, and do not purport to represent what the combined company’s results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma combined statement of operations do not reflect any future planned cost savings initiatives following the completion of the business combination.
Certain reclassifications have been made to the presentation of the historical EPI consolidated financial statements to conform to the presentation used in the unaudited pro forma financial information contained herein.

Note 2. Preliminary Purchase Price Allocation
On May 1, 2019, Scripps completed the acquisition of 15 television stations from Cordillera for cash consideration of $521 million, plus an estimated working capital adjustment of $26.5 million. The transaction was financed with a $765 million term loan B, of which $240 million of the proceeds were segregated for financing a portion of the television stations that are being acquired from Nexstar Media Group, Inc.
The unaudited pro forma combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed for the acquired stations based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities.

The following table summarizes the preliminary fair values of the television stations assets acquired and liabilities assumed at the closing date.

Accounts receivable	$27,343
Other current assets	3,763
Property and equipment	50,802
Operating lease right-of-use assets	4,667
Other assets	19
Fair value of acquired intangible assets	200,100
Residual goodwill from the transaction	274,677
Accounts payable	(1,405)
Accrued expenses	(7,770)
Other current liabilities	(280)
Operating lease liabilities	(4,387)
Net purchase price	$547,529

Note 3. Adjustments to the Unaudited Pro Forma Combined Statements of Operations

(a)	Reflects the adjustments to reduce retransmission revenue, primarily from CW affiliates, under Scripps' retransmission agreements in effect during each period.

(b)
Reflects the adjustments to reverse incurred and non-recurring transaction costs, which were recorded in Scripps’ acquisition and related integration costs. These transaction costs totaled $1.3 million for the year ended 2018 and $0.2 million for the three months ended March 31, 2019.

(c)	Reflects the depreciation expense adjustment resulting from the fair value adjustments to the acquired Cordillera stations' property and equipment:

	Year Ended	Three Months Ended
	December 31, 2018	March 31, 2019
Depreciation expense for fair value adjustment to property and equipment	$2,365	$591

(d)	Reflects the incremental increase in intangible asset amortization expense resulting from the fair value adjustments to the acquired Cordillera stations' intangible assets:

	Year Ended	Three Months Ended
	December 31, 2018	March 31, 2019
Reversal of EPI's historical intangible asset amortization	$(145)	$(16)
Amortization of purchased identifiable intangible assets	9,660	2,415
Total intangible assets amortization expense adjustment	$9,515	$2,399

(e)	Reflects the adjustments to reverse interest expense associated with the EPI’s debt not assumed and the recognition of interest expense associated with Scripps’ new debt financing:

	Year Ended	Three Months Ended
	December 31, 2018	March 31, 2019
Reversal of EPI's historical interest expense	$(1,850)	$(985)
Interest expense on new debt financing	42,600	11,500
Total interest expense adjustment	$40,750	$10,515

(f)
Reflects the adjustments to reverse the gains and losses recognized from interest rate swaps that were in place on EPI’s outstanding debt. EPI’s statement of operations included a gain on derivative instruments of $1.2 million for the year ended 2018.

(g)
Reflects the income tax effect of applying the estimated blended federal and state statutory rate of 25.2% for the year ended December 31, 2018 and the three months ended March 31, 2019 to EPI's pre-tax income and to the pro forma adjustments.

Note 4. Adjustments to the Unaudited Pro Forma Combined Balance Sheet

(a)
Represents adjustments to the combined company cash balance. Estimated transaction and other closing/ financing costs associated with the transaction are not included in the pro forma results of operations as they are non-recurring in nature.

(in thousands)
Cash consideration for the acquisition of the Cordillera stations	$(547,529)
Borrowings from revolving credit facility	70,000
Issuance of new debt, net of issuance discount	761,175
Cash withheld for debt issuance costs	(20,551)
Cash not acquired from EPI	(3,686)
Total cash adjustments	259,409
Less: Cash restricted for pending acquisition	(240,000)
Total cash and cash equivalents adjustments	$19,409
The cash restricted for pending acquisition reflects cash that has been segregated for financing a portion of the television stations being acquired from Nexstar Media Group, Inc.

(b)	Reflects the acquisition method of accounting based on the estimated fair value of assets acquired and liabilities assumed at the closing date.

(in thousands)
Cash not acquired	$(3,686)
Accounts receivable not acquired	(461)
Other current assets not acquired	(1,005)
Adjustment of property and equipment to fair value	18,222
Residual goodwill created from acquisition	222,143
Adjustment of identifiable intangible assets to fair value	112,451
Accounts payable amounts not assumed	532
Accrued employee compensation and benefits not assumed	3,593
Income taxes payable not assumed	3,977
Other accrued expenses not assumed	7,442
EPI debt (including current portion) not assumed	47,832
Deferred tax impact of purchase accounting treatment	19,527
Elimination of the acquired Cordillera stations historical equity balances	116,962
Total transaction values	$547,529

(c)	Represents the impact of EPI adopting the new lease standard that requires the recognition of right-of-use assets and lease liabilities on the balance sheet.

(in thousands)
Operating lease right-of-use assets	$4,667
Other current liabilities	280
Operating lease liabilities	4,387

(d)	To record the issuance of Scripps’ long-term debt and related debt issuance costs and eliminate the EPI historical debt not assumed in the acquisition.

(in thousands)
EPI debt not assumed	$(2,500)
Establish current portion of debt from issuance of Term Loan B	7,650
Total current portion of long-term debt adjustment	$5,150

(in thousands)
EPI debt not assumed	$(45,332)
Borrowings from revolving credit facility	70,000
Additional long-term debt from issuance of Term Loan B, net of issuance discount	753,525
Debt issuance costs on long-term debt	(20,551)
Total long-term debt adjustment	$757,642